Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Third-Quarter 2015 Financial Results

CHICAGO, Oct. 21, 2015—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its third-quarter 2015 financial results. The company reported net income of $33.5 million, or 76 cents per diluted share, compared with $30.2 million, or 67 cents per diluted share, in the third quarter of 2014.

Key Operating Metrics

•                  Revenue for the quarter was $195.3 million, an increase of 1.1% compared with the same period in 2014. Organic revenue, which excludes the effect of acquisitions, divestitures, and foreign currency translations, rose 4.9%, or $9.5 million.

•                  Operating income was $46.2 million, or 23.7% of revenue, an increase of 2.2% compared with the third quarter of 2014.

•                  Free cash flow was $63.3 million, reflecting cash provided by operating activities of $75.6 million and capital expenditures of $12.3 million, an increase of $66.7 million in free cash flow compared with the same period in 2014. Free cash flow in the prior-year period included a $61.0 million payment for a previously announced litigation settlement.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “While Morningstar Direct and Morningstar Data had strong revenue growth this quarter, two of our key investment areas faced some headwinds. New issuance volume for our credit ratings business remained strong, but market volatility still adversely affected us during the quarter. Also, negative market returns this year restrained asset growth for Morningstar Managed Portfolios.

“Currency movements continued to be a major factor in our results this quarter, as strength in the U.S. dollar reduced revenue from our international operations when translated into U.S. dollars.”

Mansueto added, “On the expense side, while headcount remained stable for the first nine months of the year, we recently accelerated the pace of hiring to support our key investment areas.”

Update on Key Investment Areas

As part of its long-term strategy, Morningstar has five major areas of focus for investment—Retirement Solutions, Morningstar Direct, Morningstar Managed Portfolios, Morningstar Credit Ratings, and Morningstar Indexes. In the third quarter of 2015:

•                  Revenue for Retirement Solutions was up 14.9% year over year, and total assets under management and advisement rose 11.7% to $85.7 billion.

•                  Licenses for Morningstar Direct rose 15.2% to 11,111 as of Sept. 30, 2015.

•                  Assets under management and advisement for Morningstar Managed Portfolios totaled $12.2 billion as of the end of the quarter, compared with $12.0 billion as of the same date in 2014.

•                  Morningstar Credit Ratings completed 17 new-issue ratings for commercial mortgage-backed securities, compared with 19 in the same period a year ago.

•                  The company continued adding new clients and developing new products for Morningstar Indexes, which is a small but growing part of the business.

Balance Sheet and Capital Allocation

•                  As of Sept. 30, 2015, cash, cash equivalents, and investments totaled $263.0 million, compared with $224.6 million as of Dec. 31, 2014, and the company had no short-term debt.

•                  The company expects to pay approximately $8.4 million for its regular quarterly dividend on Oct. 30, 2015.

•                  In the third quarter of 2015, the company repurchased approximately 31,000 shares of common stock for $2.4 million. As of Sept. 30, 2015, the company had $143.4 million remaining under the current authorization for future repurchases and 44.2 million shares of common stock outstanding.

Comparability of Year-Over-Year Results

Certain items affected the comparability of third-quarter 2015 results versus the same period in 2014:

•                  Foreign currency translations reduced operating income by $1.2 million during the third quarter, including a negative effect on revenue of $7.3 million and a favorable effect on operating expense of $6.1 million.

•                  Effective Jan. 1, 2014, the company made changes to its sales commission plan that require a different accounting treatment, resulting in an additional $2.5 million and $0.8 million of amortized commission expense from the previous plan in the third quarters of 2014 and 2015, respectively.

Use of Non-GAAP Financial Measures

The tables at the end of this press release include a reconciliation of the non-GAAP financial measures used by the company to comparable GAAP measures and an explanation of why the company uses them.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on more than 500,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 17 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $170 billion in assets under advisement and management as of Sept. 30, 2015. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; liability related to our storage of personal information related to individuals as well as portfolio and account-level information; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; a prolonged outage of our database, technology-based products and services, or network facilities; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2015 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended September 30				Nine months ended September 30
(in millions, except per share amounts)	2015	2014	change		2015	2014	change

Revenue	$195.3	$193.1	1.1%		$587.2	$563.7	4.2%
Operating expense:
Cost of revenue	83.4	80.0	3.8%		245.2	237.4	3.3%
Sales and marketing	23.3	26.8	(12.8%	)	73.8	83.1	(11.2%	)
General and administrative	26.0	26.4	(1.3%	)	79.9	82.9	(3.6%	)
Depreciation and amortization	16.4	14.6	12.6%		47.8	40.3	18.6%
Litigation settlement	—	—	—		—	61.0	NMF
Total operating expense	149.1	147.8	0.8%		446.7	504.7	(11.5%	)
Operating income	46.2	45.3	2.2%		140.5	59.0	138.2%
Operating margin	23.7%	23.4%	0.3pp		23.9%	10.5%	13.4pp

Non-operating income:
Interest income, net	0.2	0.5	(73.7%	)	0.5	1.7	(72.2%	)
Other income (expense), net	1.2	(0.8)	NMF		1.2	4.8	(74.5%	)
Non-operating income (expense), net	1.4	(0.3)	NMF		1.7	6.5	(73.9%	)

Income before income taxes and equity in net income of unconsolidated entities	47.6	45.0	6.0%		142.2	65.5	117.2%
Equity in net income of unconsolidated entities	0.5	0.3	28.5%		1.5	1.4	1.7%
Income tax expense	14.6	15.1	(3.6%	)	48.2	20.2	138.9%
Consolidated net income	33.5	30.2	11.0%		95.5	46.7	104.3%
Net (income) loss attributable to noncontrolling interests	—	—	—		(0.2)	0.1	NMF
Net income attributable to Morningstar, Inc.	$33.5	$30.2	10.9%		$95.3	$46.8	103.7%

Net income per share attributable to Morningstar, Inc.:
Basic	$0.76	$0.67	13.4%		$2.15	$1.04	106.7%
Diluted	$0.76	$0.67	13.4%		$2.15	$1.04	106.7%
Weighted average shares outstanding:
Basic	44.2	44.7	(1.1%	)	44.3	44.8	(1.1%	)
Diluted	44.3	44.9	(1.3%	)	44.4	45.0	(1.3%	)

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30		Nine months ended September 30
(in millions)	2015	2014	2015	2014

Operating activities
Consolidated net income	$33.5	$30.2	$95.5	$46.7
Adjustments to reconcile consolidated net income to net cash flows from operating activities	16.2	16.9	55.1	39.2
Changes in operating assets and liabilities, net	25.9	(38.5)	35.9	(10.6)
Cash provided by operating activities	75.6	8.6	186.5	75.3
Investing activities
Capital expenditures	(12.3)	(12.0)	(39.9)	(42.8)
Other, net	(14.8)	4.7	(13.4)	28.3
Cash used for investing activities	(27.1)	(7.3)	(53.3)	(14.5)
Financing activities
Common shares repurchased	(2.4)	(5.4)	(30.1)	(42.1)
Dividends paid	(8.4)	(7.6)	(25.3)	(22.9)
Proceeds from short-term debt	10.0	30.0	15.0	30.0
Repayments of short-term debt	(45.0)	—	(45.0)	—
Other, net	0.5	2.6	1.0	1.6
Cash provided by (used for) financing activities	(45.3)	19.6	(84.4)	(33.4)
Effect of exchange rate changes on cash and cash equivalents	(5.1)	(7.9)	(10.3)	(6.3)
Net increase (decrease) in cash and cash equivalents	(1.9)	13.0	38.5	21.1
Cash and cash equivalents—Beginning of period	225.6	176.3	185.2	168.2
Cash and cash equivalents—End of period	$223.7	$189.3	$223.7	$189.3

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	September 30	December 31
(in millions)	2015	2014

Assets
Current assets:
Cash and cash equivalents	$223.7	$185.2
Investments	39.3	39.4
Accounts receivable, net	124.1	136.7
Deferred tax asset, net	10.5	9.0
Income tax receivable, net	—	6.9
Other	22.5	22.6
Total current assets	420.1	399.8

Property, equipment, and capitalized software, net	124.3	117.6
Investments in unconsolidated entities	35.4	28.8
Goodwill	359.9	370.1
Intangible assets, net	77.1	95.9
Other assets	6.8	7.1
Total assets	$1,023.6	$1,019.3

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$34.4	$34.3
Accrued compensation	68.0	80.5
Income taxes payable	12.0	—
Deferred revenue	155.1	146.0
Short-term debt	—	30.0
Other	3.5	3.0
Total current liabilities	273.0	293.8

Accrued compensation	8.5	7.9
Deferred tax liability, net	24.8	26.0
Other long-term liabilities	37.2	37.2
Total liabilities	343.5	364.9
Total equity	680.1	654.4
Total liabilities and equity	$1,023.6	$1,019.3

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of September 30
	2015	2014		change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	121,802	122,275		(0.4%	)
Morningstar.com registered users (U.S.)	8,452,445	8,097,864		4.4%
Advisor Workstation clients (U.S.)	186	171		8.8%
Morningstar Office licenses (U.S.)	4,256	4,188		1.6%
Morningstar Direct licenses	11,111	9,648		15.2%
Assets under management and advisement (approximate)
Investment Advisory services	$76.0 bil	$81.0 bil	(1)	(6.2%	)
Retirement Solutions
Managed Accounts	$39.4 bil	$36.5 bil		7.9%
Plan Sponsor Advice	$28.6 bil	$27.3 bil		4.8%
Custom Models	$17.7 bil	$12.9 bil		37.2%
Retirement Solutions (total)	$85.7 bil	$76.7 bil		11.7%
Morningstar Managed Portfolios	$12.2 bil	$12.0 bil	(1)	1.7%

Our employees (approximate)
Worldwide headcount	3,830	3,800		0.8%
Number of equity and credit analysts	190	170		11.8%
Number of manager research analysts	110	120	(2)	(8.3%	)

	Three months ended September 30					Nine months ended September 30
(in millions)	2015	2014		change		2015	2014		change
Key product revenue (3)
Morningstar Data	$35.6	$34.4	(4)	3.5%		$106.0	$104.3	(4)	1.6%
Morningstar Advisor Workstation	26.5	25.5		3.9%		78.9	74.9		5.3%
Morningstar Direct	25.4	23.6		7.6%		75.0	68.0		10.3%
Retirement Solutions	16.2	14.1		14.9%		48.2	41.6		15.9%
Morningstar.com	13.8	13.3		3.8%		43.1	41.9		2.9%

Other metrics
Number of commercial mortgage-backed securities (CMBS) new-issue ratings completed	17	19		(10.5%	)	45	34		32.4%
Asset value of CMBS new-issue ratings	$13.5 bil	$13.5 bil		—		$38.0 bil	$24.0 bil		58.3%

(1) Revised to include Ibbotson Australia and a minor classification change.

(2) Revised.

(3) Key product revenue includes the effect of foreign currency translations.

(4) Revised to include a minor classification change.

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures (Unaudited)

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the company uses the following non-GAAP measures: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue), operating income, excluding the previously announced litigation settlement (adjusted operating income), operating margin, excluding the litigation settlement (adjusted operating margin), and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents adjusted operating income and adjusted operating margin (operating income and operating margin excluding the litigation settlement) to show the effect of this charge, better reflect period-over-period comparisons, and improve overall understanding of our current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Management uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

	Three months ended September 30			Nine months ended September 30
(in millions)	2015	2014	change	2015	2014	change

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue):

Consolidated revenue	$195.3	$193.1	1.1%	$587.2	$563.7	4.2%
Less: divestitures	—	—	—	—	—	—
Less: acquisitions	—	—	—	(4.0)	—	NMF
Unfavorable effect of foreign currency translations	7.3	—	NMF	21.4	—	NMF
Revenue excluding acquisitions, divestitures, and the effect of foreign currency translations	$202.6	$193.1	4.9%	$604.6	$563.7	7.3%

Reconciliation from operating income to operating income, excluding the litigation settlement (adjusted operating income):

Operating income	$46.2	$45.3	2.2%	$140.5	$59.0	138.2%
Less: litigation settlement	—	—	—	—	61.0	NMF
Operating income, excluding litigation settlement	$46.2	$45.3	2.2%	$140.5	$120.0	17.1%

Reconciliation from operating margin to operating margin, excluding the litigation settlement (adjusted operating margin):

Operating margin	23.7%	23.4%	0.3pp	23.9%	10.5%	13.4pp
Less: litigation settlement	—	—	—	—	10.8%	NMF
Operating margin, excluding litigation settlement	23.7%	23.4%	0.3pp	23.9%	21.3%	2.6pp

Reconciliation from cash provided by operating activities to free cash flow:

Cash provided by operating activities	$75.6	$8.6	779.1%	$186.5	$75.3	147.7%
Capital expenditures	(12.3)	(12.0)	2.5%	(39.9)	(42.8)	(6.8%	)
Free cash flow	$63.3	$(3.4)	NMF	$146.6	$32.5	351.1%